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UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 3, 2010

CONSECO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
 Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 below is incorporated herein by reference.  In connection with the repurchase of 3.5% Convertible Debentures due September 30, 2035 (the “Old Debentures”) and the second closing with respect to the 7.0% Convertible Senior Debentures due 2016 (the “New Debentures”) described in Item 8.01 below, Conseco, Inc. (the “Company”) entered into Amendment Number One to the Purchase Agreement and the First Supplemental Indenture, which are attached hereto as Exhibits 10.1 and 4.2, respectively.

Item 3.02.        Unregistered Sales of Equity Securities.

Information regarding the second closing of $64 million of the New Debentures is set forth in Item 8.01 below and is incorporated herein by reference.  Further information regarding the sales of the New Debentures, which were not registered under the Securities Act of 1933, as amended, is set forth in Item 1.01 and Item 3.02 of the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2009, which is incorporated herein by reference.

Item 8.01.       Other Events.

On February 4, 2010, the Company announced that it had repurchased $64 million aggregate principal amount of its Old Debentures in a privately-negotiated transaction.  In connection with the repurchase of the Old Debentures, the Company completed a second closing of $64 million aggregate principal amount of its New Debentures as part of its previously-announced private offering of New Debentures.  The first closing of $176.5 million of the New Debentures was completed on November 13, 2009, upon settlement of a tender offer for the Old Debentures.  Further information regarding the New Debentures is set forth in Item 1.01 of the Company’s Current Report on Form 8-K that was filed with the SEC on October 19, 2009.

The purchase price for the $64 million of Old Debentures was equal to 100% of the aggregate principal amount plus accrued and unpaid interest.  As a result of the repurchase, the Company expects to realize a loss on the extinguishment of debt of approximately $2 million, representing the write-off of unamortized discount and issuance costs associated with the Old Debentures that were repurchased.

The issuance of the $64 million of New Debentures was made pursuant to the purchase agreement that the Company entered into in October 2009 relating to the private offering of up to $293 million of the New Debentures.  Conseco received aggregate net proceeds of approximately $61.4 million in the second closing of the New Debentures (after taking into account the discounted offering price less the initial purchaser’s discounts and commissions, but before expenses).  An aggregate of $52.5 million of the Old Debentures remain outstanding.

In connection with the repurchase of the Old Debentures and the issuance of the New Debentures, the Company entered into a First Supplemental Indenture, which amended the Indenture for the New Debentures, and Amendment Number One to the Purchase Agreement for the New Debentures, in each case to include repurchases of the Old Debentures as a type of transaction under which the New Debentures may be issued or sold, as the case may be.

Item 9.01(d).	Financial Statements and Exhibits.

4.2	First Supplemental Indenture dated as of February 3, 2010 among Conseco, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
10.1	Amendment Number One to the Purchase Agreement dated as of February 3, 2010 between Conseco, Inc. and Morgan Stanley & Co. Incorporated.
99.1	Press release of Conseco, Inc. dated February 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSECO, INC.

Date: February 4, 2010
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer